Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 16, 2006 relating to the financial statements of Cyberkinetics Neurotechnology, Inc. for the year ended December 31, 2005, and to all references to our Firm, included in or made part of this registration statement on Amendment No. 3 to Form SB-2.

/s/ VITALE, CATURANO & COMPANY, LTD.

Boston, Massachusetts
February 13, 2007